                                                                               .
                                                                               .
                                                                               .
                                                                  Exhibit (h)(v)



October 8, 2004


Ambassador Richard Burt                  Dr. Richard J. Herring                 Mr. William N. Searcy
IEP Advisors, LLP                        325 South Roberts Road                 4411 133rd Street Court NW
1275 Pennsylvania Ave, NW                Bryn Mawr, PA 19010                    Gig Harbor, WA 98332
10th Floor
Washington, DC 20004                     Mr. Graham E. Jones                    Mr. Robert H. Wadsworth
                                         BGK Realty                             The Wadsworth Group
Mr. S. Leland Dill                       330 Garfield Street, Suite 200         6732 East Fanfol Drive
7721 Blue Heron Way                      Santa Fe, NM 87501                     Paradise Valley, AZ 85253
West Palm Beach, FL 33412
                                         Dr. Philip Saunders, Jr.
Dr. Martin J. Gruber                     445 Glen Road
229 South Irving Street                  Weston, MA 02493
Ridgewood, NJ 07540
                                         Ms. Rebecca W. Rimel
Mr. Joseph R. Hardiman                   The Pew Charitable Trusts
New Enterprise Associates                One Commerce Square
1119 St. Paul Street                     2005 Market Street
Baltimore, MD 21202                      Suite 1700
                                         Philadelphia, PA 19103

Re:      Letters of Indemnity to The Scudder New York Board Funds

Ladies and Gentlemen:

Reference is made to the Letters of Indemnity from Deutsche Asset Management, Inc. and Investment Company Capital Corp. (hereafter, "DeAM") to the Scudder Funds dated October 8, 2004 and October 8, 2004 (the "Letters"), copies of which are attached, in which DeAM agreed, subject to applicable law and regulation, to indemnify and hold harmless each of the Funds (as defined in the Letters) against any and all loss, damage, liability and expense arising from the matters alleged in any Enforcement Actions or Private Litigation (as such terms are defined in the Letters), or any proceedings or actions that may be threatened or commenced in the future by any person (including any governmental authority), arising from or similar in subject matter to the matters alleged in the Enforcement Actions or Private Litigation (collectively "Covered Matters").

Whereas, DeAM recognizes that, in addition to its undertakings to the Funds under the Letters, and in light of the rebuttable presumption generally afforded to directors of investment companies who are not "interested persons" of such companies as defined in the Investment Company Act of 1940 (the "1940 Act") that they have not engaged in disabling conduct, it may be appropriate for DeAM to pay directly the costs or expenses incurred by an independent director or trustee of the Funds (an "Independent Trustee"), and to indemnify the Independent Trustees for loss, damage, liability or expense with respect to the foregoing matters, rather than for the Independent Trustee to seek advancement of such costs or expenses, or indemnification for such loss, damage or liability, from the Funds;

In consideration of the mutual undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, DeAM hereby agrees, subject to applicable law and regulation, to indemnify and hold harmless each of the Independent Trustees, and each of their respective spouses, estates, trusts and heirs, and the executors, administrators, other legal representatives, and beneficiaries of the estates of each of the Independent Trustees, against any and all loss, damage, liability and expense, including without limitation the advancement and payment as incurred of reasonable fees and expenses of counsel and consultants, and other customary costs and expenses incurred by the Independent Trustees, arising from the matters alleged in any Enforcement Actions or Private Litigation or any proceedings or actions that may be threatened or commenced in the future by any person (including any governmental authority) arising from or similar in subject matter to the matters alleged in the Enforcement Actions or Private Litigation, including without limitation:

         1.       all  reasonable  legal  and  other  expenses  incurred  by the
                  Independent Trustees in connection with the Enforcement Actions and Private Litigation, and any proceedings or actions that may be threatened or commenced in the future by any person (including any governmental authority), arising from or similar in subject matter to the matters alleged in the Enforcement Actions or Private Litigation, including without limitation expenses related to the defense of, service as a witness in, or monitoring of such proceedings or actions;

         2.       all  liabilities  and  reasonable  legal  and  other  expenses incurred by any Independent Trustee in connection with any judgment resulting from, or settlement of, any such proceeding, action or matter;

         3. any loss or reasonable legal and other expenses incurred by any Independent Trustee as a result of the denial of, or dispute  about,  any  insurance  claim  under,  or  actual  or purported rescission or termination of, any policy of insurance arranged by DeAM (or by a representative of DeAM acting as such, acting as a representative of the Funds or of the Independent Trustees or acting otherwise) for the benefit of the Independent Trustee, to the extent that such denial, dispute or rescission is based in whole or in part upon any alleged misrepresentation made in the application for such policy or any other alleged improper conduct on the part of DeAM, any of its corporate affiliates, or any of their directors, officers or employees;

         4. any loss or reasonable legal and other expenses incurred by any Independent Trustee, whether or not such loss or expense is incurred with respect to a Covered Matter, which is otherwise covered under the terms of any policy of insurance specified in Exhibit A hereto, but for which the Independent Trustee is unable to obtain advancement of expenses or indemnification under any policy of insurance specified in Exhibit A hereto, due to the exhaustion of policy limits which is due in whole or in part to DeAM or any affiliate thereof having received advancement of expenses or indemnification under such policy (either on behalf of DeAM or any affiliate or with respect to a claim or loss of a Fund or an Independent Trustee) for or with respect to any Covered Matter; provided, that the total amount that DeAM shall be obligated to pay under this subpart for all loss or expense, regardless of the number of claims or claimants, shall not exceed the amount that DeAM and any of its affiliates actually receive under such policy of insurance for or with respect to any and all Covered Matters; and

         5. all liabilities and reasonable legal and other expenses incurred by any Independent Trustee in connection with any proceeding or action to enforce his or her rights under this agreement, unless DeAM prevails on the merits of any such dispute in a final, nonappealable court order.

The Independent Trustees will use their best efforts to notify DeAM and any insurers under policies of insurance under which an Independent Trustee and DeAM are insured of any proceedings or actions commenced against them, but the failure to provide such notification shall not relieve DeAM of any liability or obligation hereunder. Each of the Independent Trustees shall be entitled to defend any such proceedings or actions against them using counsel of his or her own choosing; provided, that in furtherance of the goal of avoiding duplication of effort and expense, each Independent Trustee shall seek to select joint counsel for two or more Independent Trustees with respect to a particular proceeding or matter, and shall seek to coordinate work with respect thereto by separate counsel that are retained by one or more of them, to the extent reasonably consistent in the judgment of each Independent Trustee and their counsel, with considerations of actual or potential conflicts of interest and other pertinent facts and circumstances; and further provided, that each Independent Trustee who retains separate or joint counsel shall provide notice to DeAM within a reasonable time period prior to or promptly after retaining counsel, identifying the counsel selected and the Independent Trustee whom each such counsel will represent with respect to a particular proceeding or matter. DeAM shall be entitled, at its expense, to participate in the defense of any such proceedings or actions against an Independent Trustee and shall be entitled to defend any such proceedings or actions against DeAM, in each case using counsel of its choosing. The Independent Trustees will not enter into any settlement of any such proceeding or action without the consent of DeAM, which consent shall not be unreasonably withheld. The Independent Trustees will submit periodic statements of fees, costs and expenses that are incurred by the Independent Trustees and will provide reasonable assistance to DeAM in estimating future fees, costs and expenses hereunder.

If a matter for which indemnification is sough under this agreement relates to one or more Funds that are still registered as an investment company under the 1940 Act, a majority of the Independent Trustees shall make a determination at or prior to the time of counsel's retention as to whether counsel to each Independent Trustee at the time counsel is retained is an "independent legal counsel" as defined by Rule 0-1(a)(6) (hereafter, "Rule 0-1") under the 1940 Act. If such counsel is not determined to be, at the time such counsel is retained, an "independent legal counsel" as defined in Rule 0-1, the Independent Trustee who retains such counsel shall provide prompt written notice of that fact to the Chief Compliance Officer of each such Fund and the Chairman of the Board of each such Fund.

To the extent DeAM pays costs or expenses under this agreement, it may seek reimbursement for such payment under any applicable policies of insurance under which DeAM and an Independent Trustee are both insureds under such policy, and, at the request of DeAM, the Independent Trustee shall allow DeAM to pursue the Independent Trustee's claims under the policies of insurance specified in Exhibit A hereto and receive the proceeds therefrom. Each Independent

Trustee agrees to cooperate fully with all reasonable requests of DeAM in connection with the pursuit of these insurance claims and to take all reasonable steps necessary to allow DeAM to pursue these claims, including, but not limited to, commencing litigation in the name of the Independent Trustee (but at DeAM's expense) under the policies of insurance. Any such claim shall be treated as an insurance claim by DeAM for purposes of any other agreement establishing priority of payment of insurance claims among insureds covered under the same policy. Nothing in this agreement shall limit DeAM's right to pursue insurance recovery under any insurance policies under which DeAM is an insured, including but not limited to those specified in Exhibit A hereto, for claims, liabilities, expenses, suits, investigations, and other matters involving DeAM, except as provided above concerning claims with respect to amounts paid by DeAM to the Independent Trustees under this agreement. Notwithstanding anything to the contrary above, DeAM shall not seek reimbursement hereunder in the event that a Fund, in accordance with the Letters, provides written notice to DeAM that the Fund reasonably believes that such requests for reimbursement may materially limit the ability of the Fund or its Independent Trustees to obtain indemnification or advancement of expenses under existing or prior insurance policies with respect to matters other than the matters covered by this agreement.

Notwithstanding anything to the contrary in this agreement, DeAM is not required to pay costs or expenses or to provide indemnification under this agreement to or for any individual Independent Trustee (i) with respect to any particular proceeding or action as to which the Board of the Fund has determined that such Independent Trustee ultimately will not be entitled to indemnification with respect thereto, or (ii) for any liability of the Independent Trustee to the Fund or its shareholders to which such Independent Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Independent Trustee's duties as a director or trustee of the Fund as determined in a final adjudication in such proceeding or action. In addition, to the extent DeAM has paid costs or expenses under this agreement to any individual Independent Trustee with respect to a particular proceeding or action, and there is a final adjudication in such proceeding or action of the Independent Trustee's liability to the Fund or its shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Independent Trustee's duties as a director or trustee of the Fund, such Independent Trustee hereby undertakes to repay DeAM such costs or expenses.

The foregoing undertakings by DeAM are binding upon DeAM and each of its successors and assigns and shall survive the termination of any of the Investment Advisory Agreements referenced in the Letters, and the service of any individual Independent Trustee in that capacity, and shall inure to the benefit of the spouses, estates, trusts and heirs, and the executors, administrators, other legal representatives, and beneficiaries of the estates of each of the Independent Trustees.

The rights of any Independent Trustee to indemnification and advancement of expenses under this agreement shall not be deemed to limit, supersede, or otherwise affect any other similar right under applicable law, the Agreement and Declaration of Trust (or Articles of Incorporation) and Bylaws of any Fund, any other agreement, any policy of insurance, or a vote of shareholders or resolution of the board of any Fund, and each Independent Trustee at his, her or their sole option may seek and obtain indemnification and/or advancement of expenses by exercising any one or more of the foregoing rights in any order of preference or priority.

No Independent Trustee may assign the Independent Trustee's rights under this agreement to a third party without the consent of DeAM, which consent shall not be unreasonably withheld. DeAM shall not assign its obligations under this agreement to a third party, except with the written consent of each and all of the Independent Trustees, which consent may be withheld for any reason.

If any term or provision of this agreement is held to be illegal or unenforceable, the remaining terms and provisions shall not be affected or impaired and the agreement shall be construed and enforced so as to give effect to the intent manifested herein without reference to the unenforceable term or provision.

This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original for all purposes, but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this agreement. The parties agree to accept copies of the executed originals of this agreement, and of any notice provided in accordance herewith, as and in place of such originals.

No supplement, modification or amendment of this agreement shall be binding unless in writing executed by both DeAM and the person with respect to whom or which the amendment shall apply. No waiver of any of the provisions of this agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

This agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the choice of law or conflict of law principles thereof.

Notices required under this agreement to be provided by an Independent Trustee to DeAM, the Chief Compliance Officer of a Fund or the Chairman of the Board of a Fund shall be valid if sent to:

                                    John Millette, Esq.
                                    Deutsche Asset Management
                                    Two International Place
                                    Boston, MA 02110

Notices required under this agreement to be provided by DeAM to an Independent Trustee shall be valid if sent to the address listed on the first page of this agreement.

Please acknowledge your receipt and acceptance of the foregoing by signing the enclosed copy of this agreement in the space provided on the following page.

Very truly yours,

Deutsche Asset Management, Inc. and Investment Company Capital Corp.



By: ________________________

Name: _____________________________
Title: ______________________________

The foregoing undertakings are hereby agreed to and accepted:

----------------------------                    ----------------------------
Richard R. Burt, as Trustee                     Graham E. Jones, as Trustee


----------------------------                    ----------------------------
S. Leland Dill, as Trustee                      Rebecca W. Rimel, as Trustee


----------------------------                    ----------------------------
Martin J. Gruber, as Trustee                    Philip Saunders, Jr., as Trustee


----------------------------                    ----------------------------
Joseph R. Hardiman, as Trustee                  William N. Searcy, as Trustee


----------------------------                    ----------------------------
Richard J. Herring, as Trustee                  Robert H. Wadsworth, as Trustee

October 8, 2004

The Scudder Funds (New York Board)
One South Street
Baltimore, MD 21202


Re:  Letter of Indemnity

Ladies and Gentlemen:

Reference is made to the various investigations and requests for information by the Securities and Exchange Commission and other regulatory agencies, inquiring into various matters related to possible revenue sharing, preferred marketing, directed brokerage, or "shelf space" arrangements with broker-dealers and others with respect to the marketing and sale of shares of the Scudder Funds. Deutsche Asset Management, Inc. and Investment Company Capital Corp. (hereafter, "DeAM") each serve as investment adviser for one or more of the Scudder Funds identified in Exhibit A hereto (the "Funds") pursuant to Investment Advisory Agreements.

Whereas, in response to these regulatory matters, DeAM has undertaken an internal investigation to determine the extent, if any, of improper marketing and sales activity in the Scudder Funds;

Whereas, the independent directors and trustees of the Funds (hereinafter the "Independent Trustees") may, on behalf of the Funds, undertake various further investigations of certain matters identified in DeAM's internal investigation;

Whereas these matters and related matters involving possible improper marketing and sales activity in the Scudder Funds may be the basis of future enforcement actions brought by governmental authorities involving or potentially affecting the Funds or DeAM ("Enforcement Actions");

Whereas these matters and related matters are the basis in whole or in part for private actions brought by shareholders of the Funds, in many cases as purported class actions or derivative actions, variously against the Funds, their directors and officers, DeAM and certain other parties (the "Private Litigation"); and

Whereas these Enforcement Actions and Private Litigation may be the basis for further private actions against the Funds, their trustees and officers;

In consideration of the mutual undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, DeAM hereby agrees, subject to applicable law and regulation, to indemnify and hold harmless each of the Funds, and the successors and assigns of each Fund, against any and all loss, damage, liability and expense, including without limitation the advancement and payment as incurred of reasonable fees and expenses of counsel to the Funds and counsel to the Independent Trustees and consultants (whether retained by the Funds or the Independent Trustees) and other customary costs and expenses incurred by the Funds, arising from the matters alleged in any Enforcement Actions or Private Litigation or any proceedings or actions that may be threatened or commenced in the future by any person (including any governmental authority) arising from or similar to the matters alleged in the Enforcement Actions or Private Litigation, including without limitation:

         (i) all reasonable legal and other expenses incurred by the Funds in connection with investigations undertaken by the Independent Trustees;

         (ii) all reasonable legal and other expenses incurred by the Funds in connection with any such proceedings or actions, including without limitation expenses related to the defense of, service by any Independent Trustee as a witness in, or monitoring of, any such proceedings or actions, compliance with disclosure requirements related to the foregoing, and any special communications to Fund shareholders;

         (iii) all liabilities and expenses incurred by the Funds in connection with any judgment resulting from, or settlement of, any such proceeding, action or matter;

         (iv) all liabilities and expenses incurred by the Funds under applicable law, the provisions of the governing instruments of any Fund, or any other agreement, providing for indemnification of trustees and officers;

         (v) any loss or expense incurred by any Fund as a result of the denial of, or dispute about, any insurance claim under, or actual or purported rescission or termination of, any policy of insurance arranged by DeAM (or by a representative of DeAM acting as such, acting as a representative of the Funds or of the Independent Trustees, or acting otherwise) for the benefit of the Fund, to the extent that such denial, dispute, or rescission is based in whole or in part upon any alleged misrepresentation made in the application for such policy or any other alleged improper conduct on the part of DeAM, any of its corporate affiliates, or any of their directors, officers or employees; and

         (vi) all liabilities and expenses incurred by any Fund in connection with any proceeding or action to enforce its rights under this agreement, unless DeAM prevails on the merits of any such dispute in a final, nonappealable court order.

The Funds will use their best efforts to notify DeAM of any proceedings or actions commenced against them, but the failure to provide such notification shall not relieve DeAM of any liability or obligation hereunder. The Funds shall be entitled to defend any such proceedings or actions against them using counsel of their choosing; provided, that all Funds for which the same Board serves shall seek, whenever possible, and consistent with the best interests of shareholders of each Fund, to choose the same counsel with respect to any proceeding or action covered by this agreement; and further provided, that if a Fund determines that it is appropriate to choose its own counsel with respect to a proceeding or action after all the Funds with the same Board have chosen one counsel, it will consult with DeAM before it chooses separate counsel. DeAM shall be entitled, at its expense, to participate in the defense of any such proceedings or actions against the Funds and shall be entitled to defend any such proceedings or actions against DeAM, in each case using counsel of its choosing. The Funds will not enter into any settlement of any such proceeding or action without the consent of DeAM, which consent shall not be unreasonably withheld. Counsel to the Funds and any consultants retained by the Funds shall submit periodic statements of fees, costs and expenses that are incurred by the Funds to DeAM and shall provide reasonable assistance to DeAM in estimating future fees, costs and expenses hereunder.

In the event that, in an Enforcement Action, Private Litigation, or other similar action or proceeding instituted against the Funds by a party other than DeAM or its affiliates, the foregoing rights to indemnification and advancement and payment of expenses are determined in a final adjudication to be unavailable to any Fund for any reason, then DeAM hereby agrees to contribute to the amount paid or payable by a Fund as a result of any loss, damage, liability or expense in such proportion as is finally determined in such action or proceeding to reflect the relative fault of DeAM and such Fund with respect to the matters which resulted in such loss, damage, liability or expense, as well as any other relevant equitable considerations; provided, that if no final determination is made in such action or proceeding as to the relative fault of DeAM and such Fund, then DeAM shall pay the entire amount of such loss, damage, liability or expense.

To the extent DeAM pays costs, expenses, or losses under this agreement, it may seek reimbursement for such payment under any applicable policies of insurance under which DeAM and the Funds are joint insureds under such policy, and, at the request of DeAM, the Funds shall allow DeAM to pursue the Funds' claims with respect thereto under the policies of insurance specified in Exhibit B hereto, and to receive the proceeds therefrom. Any such claim shall be treated as an insurance claim by DeAM for purposes of any other agreement establishing priority of payment of insurance claims among insureds covered under the same policy. Nothing in this agreement shall limit DeAM's right to pursue insurance recovery under any insurance policies under which DeAM is an insured, including but not limited to those specified in Exhibit B, for claims, liabilities, expenses, suits, investigations, and other matters involving DeAM, except as provided herein with respect to claims with respect to amounts paid by DeAM to the Funds under this agreement. The Funds agree to cooperate with all reasonable requests of DeAM in connection with the pursuit of these insurance claims and to take all reasonable steps necessary to allow DeAM to pursue these claims including, but not limited to, commencing litigation in the Funds' names (but at DeAM's expense) under the policies of insurance. Notwithstanding anything to the contrary above, however, DeAM shall not seek reimbursement hereunder in the event that a Fund provides written notice to DeAM that it reasonably believes that such requests for reimbursement may materially limit the ability of the Fund or its Independent Trustees to obtain indemnification or advancement of expenses under existing or prior insurance policies with respect to matters other than the matters covered by this agreement. Any such notice shall specifically identify the basis for the Fund's reasonable belief.

The foregoing undertakings by DeAM are binding upon DeAM and each of its successors and assigns and shall survive the termination of any of the aforesaid Investment Advisory Agreements and shall inure to the successors and assigns of each Fund by merger or acquisition or otherwise.

If any term or provision of this agreement is held to be illegal or unenforceable, the remaining terms and provisions shall not be affected or impaired and the agreement shall be construed and enforced so as to give effect to the intent manifested herein without reference to the unenforceable term or provision.

The rights of any Fund to indemnification and advancement of expenses under this agreement shall not be deemed to limit, supersede, or otherwise affect any other similar right under applicable law, any other agreement, or any policy of insurance, and each Fund at its sole option may seek and obtain indemnification and/or advancement of expenses by exercising any one or more of the foregoing rights in any order of preference or priority.

Each of the Funds, in its sole discretion, may assign the Fund's rights under this agreement to a third party, upon written notice to DeAM. DeAM shall not assign its obligations with respect to a Fund under this agreement to a third party, except with the written consent of the Fund, which consent may be withheld for any reason.

This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original for all purposes, but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this agreement. The parties agree to accept copies of the executed originals of this agreement, and of any notice provided in accordance herewith, as and in place of such originals.

No supplement, modification or amendment of this agreement shall be binding unless in writing executed by both DeAM and the Fund with respect to whom or which the amendment shall apply. No waiver of any of the provisions of this agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

This agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the choice of law or conflict of law principles thereof.

Please acknowledge your receipt and acceptance of the foregoing by signing the enclosed copy of this letter in the space provided below.

Very truly yours,

Deutsche Asset Management, Inc. and Investment Company Capital Corp.



By: __________________________

Name: _______________________

Title: ________________________

The foregoing undertakings are hereby agreed to and accepted:

The Scudder Funds Listed on Exhibit A



By: _____________________________

Name: ___________________________

Title: _____________________________

                                                                       Exhibit A

                                                                       ---------
                                  SCUDDER FUNDS

                                (NEW YORK BOARD)

Scudder Advisor Funds, and its series:
         Cash Management Fund Investment
         Tax Free Money Fund Investment
         NY Tax Free Money Fund Investment
         Treasury Money Fund Investment

         International Equity Fund - Class A, B and C and Investment Class Mid Cap Growth Fund (formerly Mid Cap Fund) - Class A, B, C, and R and Investment Class and Institutional Class Lifecycle Mid Range Fund - Investment Class Lifecycle Short Range Fund - Investment Class Small Cap Growth Fund (formerly Small Cap Fund) - Class A, B, C and R and Investment Class PreservationPlus Income Fund - A and C Shares and Investment Class

Scudder Advisor Funds II, and its series:
         EAFE Equity Index Fund - Premier Class
         U.S. Bond Index Fund - Premier Class
Scudder Advisor Funds III, and its series:
         Money Market Fund - Investment Class
         Lifecycle Long Range Fund (formerly Asset
         Management Fund) - Premier Class,   Investment Class
         PreservationPlus Fund - Investment Class and
         Institutional Class

Scudder Institutional Funds, and its series:
         Cash  Management  Fund  -  Institutional  Class
         Cash Reserves Fund - Institutional Class
         Treasury Money Fund - Institutional Class

         International Equity Fund - Institutional Class I and Institutional Class II
         Equity 500 Index Fund - Premier Class, Investment Class
         Daily Assets Fund - Institutional Class

Scudder Investment Portfolios, and its series:
         U.S. Bond Index Portfolio
         EAFE(R) Equity Index Portfolio
         PreservationPlus Portfolio
         PreservationPlus Income Portfolio

Scudder Cash Management Portfolio
Scudder Treasury Money Portfolio
Scudder International Equity Portfolio
Scudder Equity 500 Index Portfolio

Scudder MG Investments Trust, and its series: International Select Equity Fund Emerging Markets Debt Fund Fixed Income Fund Municipal Bond Fund Short Duration Fund Short-Term Municipal Bond Fund High Income Plus Fund Micro Cap Fund Total Return Bond Fund

Scudder Investments VIT Funds, and its series:
         Equity 500 Index Fund
         EAFE Equity Index Fund
         Small Cap Index Fund
         Nasdaq - 100 Index Fund
         Global Biotechnology Fund
         U.S. Bond Index Fund
         Scudder Real Estate Securities Portfolio
Cash Reserve Fund, Inc. (formerly Deutsche Bank Alex. Brown Cash Reserve Fund, Inc.), and its series:
         Prime Series
         Treasury Series
         Tax-Free Series

Scudder Flag Investors Communications Fund, Inc.
Scudder Flag Investors Value Builder Fund, Inc.
Scudder Flag Investors Equity Partners Fund, Inc.
Scudder RREEF Real Estate Fund, Inc. (closed-end fund)
Scudder RREEF Real Estate Fund II, Inc. (closed-end fund)
Scudder RREEF Securities Trust, and its series:
         RREEF Real Estate Securities Fund
Scudder Investors Funds, Inc., and its series:
         Japanese Equity Fund
         Global Biotechnology Fund

October 8, 2004

The Scudder Funds (New York Board)
One South Street
Baltimore, MD 21202


Re:  Letter of Indemnity

Ladies and Gentlemen:

Reference is made to the various investigations and requests for information by the Securities and Exchange Commission and other regulatory agencies, inquiring into various matters related to possible revenue sharing, preferred marketing, directed brokerage, or "shelf space" arrangements with broker-dealers and others with respect to the marketing and sale of shares of the Scudder Funds. Deutsche Asset Management, Inc. and Investment Company Capital Corp. (hereafter, "DeAM") each serve as investment adviser for one or more of the Scudder Funds identified in Exhibit A hereto (the "Funds") pursuant to Investment Advisory Agreements.

Whereas, in response to these regulatory matters, DeAM has undertaken an internal investigation to determine the extent, if any, of improper marketing and sales activity in the Scudder Funds;

Whereas, the independent directors and trustees of the Funds (hereinafter the "Independent Trustees") may, on behalf of the Funds, undertake various further investigations of certain matters identified in DeAM's internal investigation;

Whereas these matters and related matters involving possible improper marketing and sales activity in the Scudder Funds may be the basis of future enforcement actions brought by governmental authorities involving or potentially affecting the Funds or DeAM ("Enforcement Actions");

Whereas these matters and related matters are the basis in whole or in part for private actions brought by shareholders of the Funds, in many cases as purported class actions or derivative actions, variously against the Funds, their directors and officers, DeAM and certain other parties (the "Private Litigation"); and

Whereas these Enforcement Actions and Private Litigation may be the basis for further private actions against the Funds, their trustees and officers;

In consideration of the mutual undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, DeAM hereby agrees, subject to applicable law and regulation, to indemnify and hold harmless each of the Funds, and the successors and assigns of each Fund, against any and all loss, damage, liability and expense, including without limitation the advancement and payment as incurred of reasonable fees and expenses of counsel to the Funds and counsel to the Independent Trustees and consultants (whether retained by the Funds or the Independent Trustees) and other customary costs and expenses incurred by the Funds, arising from the matters alleged in any Enforcement Actions or Private Litigation or any proceedings or actions that may be threatened or commenced in the future by any person (including any governmental authority) arising from or similar to the matters alleged in the Enforcement Actions or Private Litigation, including without limitation:

         (i) all reasonable legal and other expenses incurred by the Funds in connection with investigations undertaken by the Independent Trustees;

         (ii) all reasonable legal and other expenses incurred by the Funds in connection with any such proceedings or actions, including without limitation expenses related to the defense of, service by any Independent Trustee as a witness in, or monitoring of, any such proceedings or actions, compliance with disclosure requirements related to the foregoing, and any special communications to Fund shareholders;

         (iii) all liabilities and expenses incurred by the Funds in connection with any judgment resulting from, or settlement of, any such proceeding, action or matter;

         (iv) all liabilities and expenses incurred by the Funds under applicable law, the provisions of the governing instruments of any Fund, or any other agreement, providing for indemnification of trustees and officers;

         (v) any loss or expense incurred by any Fund as a result of the denial of, or dispute about, any insurance claim under, or actual or purported rescission or termination of, any policy of insurance arranged by DeAM (or by a representative of DeAM acting as such, acting as a representative of the Funds or of the Independent Trustees, or acting otherwise) for the benefit of the Fund, to the extent that such denial, dispute, or rescission is based in whole or in part upon any alleged misrepresentation made in the application for such policy or any other alleged improper conduct on the part of DeAM, any of its corporate affiliates, or any of their directors, officers or employees; and

         (vi) all liabilities and expenses incurred by any Fund in connection with any proceeding or action to enforce its rights under this agreement, unless DeAM prevails on the merits of any such dispute in a final, nonappealable court order.

The Funds will use their best efforts to notify DeAM of any proceedings or actions commenced against them, but the failure to provide such notification shall not relieve DeAM of any liability or obligation hereunder. The Funds shall be entitled to defend any such proceedings or actions against them using counsel of their choosing; provided, that all Funds for which the same Board serves shall seek, whenever possible, and consistent with the best interests of shareholders of each Fund, to choose the same counsel with respect to any proceeding or action covered by this agreement; and further provided, that if a Fund determines that it is appropriate to choose its own counsel with respect to a proceeding or action after all the Funds with the same Board have chosen one counsel, it will consult with DeAM before it chooses separate counsel. DeAM shall be entitled, at its expense, to participate in the defense of any such proceedings or actions against the Funds and shall be entitled to defend any such proceedings or actions against DeAM, in each case using counsel of its choosing. The Funds will not enter into any settlement of any such proceeding or action without the consent of DeAM, which consent shall not be unreasonably withheld. Counsel to the Funds and any consultants retained by the Funds shall submit periodic statements of fees, costs and expenses that are incurred by the Funds to DeAM and shall provide reasonable assistance to DeAM in estimating future fees, costs and expenses hereunder.

In the event that, in an Enforcement Action, Private Litigation, or other similar action or proceeding instituted against the Funds by a party other than DeAM or its affiliates, the foregoing rights to indemnification and advancement and payment of expenses are determined in a final adjudication to be unavailable to any Fund for any reason, then DeAM hereby agrees to contribute to the amount paid or payable by a Fund as a result of any loss, damage, liability or expense in such proportion as is finally determined in such action or proceeding to reflect the relative fault of DeAM and such Fund with respect to the matters which resulted in such loss, damage, liability or expense, as well as any other relevant equitable considerations; provided, that if no final determination is made in such action or proceeding as to the relative fault of DeAM and such Fund, then DeAM shall pay the entire amount of such loss, damage, liability or expense.

To the extent DeAM pays costs, expenses, or losses under this agreement, it may seek reimbursement for such payment under any applicable policies of insurance under which DeAM and the Funds are joint insureds under such policy, and, at the request of DeAM, the Funds shall allow DeAM to pursue the Funds' claims with respect thereto under the policies of insurance specified in Exhibit B hereto, and to receive the proceeds therefrom. Any such claim shall be treated as an insurance claim by DeAM for purposes of any other agreement establishing priority of payment of insurance claims among insureds covered under the same policy. Nothing in this agreement shall limit DeAM's right to pursue insurance recovery under any insurance policies under which DeAM is an insured, including but not limited to those specified in Exhibit B, for claims, liabilities, expenses, suits, investigations, and other matters involving DeAM, except as provided herein with respect to claims with respect to amounts paid by DeAM to the Funds under this agreement. The Funds agree to cooperate with all reasonable requests of DeAM in connection with the pursuit of these insurance claims and to take all reasonable steps necessary to allow DeAM to pursue these claims including, but not limited to, commencing litigation in the Funds' names (but at DeAM's expense) under the policies of insurance. Notwithstanding anything to the contrary above, however, DeAM shall not seek reimbursement hereunder in the event that a Fund provides written notice to DeAM that it reasonably believes that such requests for reimbursement may materially limit the ability of the Fund or its Independent Trustees to obtain indemnification or advancement of expenses under existing or prior insurance policies with respect to matters other than the matters covered by this agreement. Any such notice shall specifically identify the basis for the Fund's reasonable belief.

The foregoing undertakings by DeAM are binding upon DeAM and each of its successors and assigns and shall survive the termination of any of the aforesaid Investment Advisory Agreements and shall inure to the successors and assigns of each Fund by merger or acquisition or otherwise.

If any term or provision of this agreement is held to be illegal or unenforceable, the remaining terms and provisions shall not be affected or impaired and the agreement shall be construed and enforced so as to give effect to the intent manifested herein without reference to the unenforceable term or provision.

The rights of any Fund to indemnification and advancement of expenses under this agreement shall not be deemed to limit, supersede, or otherwise affect any other similar right under applicable law, any other agreement, or any policy of insurance, and each Fund at its sole option may seek and obtain indemnification and/or advancement of expenses by exercising any one or more of the foregoing rights in any order of preference or priority.

Each of the Funds, in its sole discretion, may assign the Fund's rights under this agreement to a third party, upon written notice to DeAM. DeAM shall not assign its obligations with respect to a Fund under this agreement to a third party, except with the written consent of the Fund, which consent may be withheld for any reason.

This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original for all purposes, but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this agreement. The parties agree to accept copies of the executed originals of this agreement, and of any notice provided in accordance herewith, as and in place of such originals.

No supplement, modification or amendment of this agreement shall be binding unless in writing executed by both DeAM and the Fund with respect to whom or which the amendment shall apply. No waiver of any of the provisions of this agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

This agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the choice of law or conflict of law principles thereof.

Please acknowledge your receipt and acceptance of the foregoing by signing the enclosed copy of this letter in the space provided below.

Very truly yours,

Deutsche Asset Management, Inc. and Investment Company Capital Corp.



By: __________________________

Name: _______________________

Title: ________________________

The foregoing undertakings are hereby agreed to and accepted:

The Scudder Funds Listed on Exhibit A



By: _____________________________

Name: ___________________________

Title: _____________________________

                                                                       Exhibit A

                                                                       ---------
                                  SCUDDER FUNDS

                                (NEW YORK BOARD)

Scudder Advisor Funds, and its series:
         Cash Management Fund Investment
         Tax Free Money Fund Investment
         NY Tax Free Money Fund Investment
         Treasury Money Fund Investment

         International Equity Fund - Class A, B and C and Investment Class Mid Cap Growth Fund (formerly Mid Cap Fund) - Class A, B, C, and R and Investment Class and Institutional Class Lifecycle Mid Range Fund - Investment Class Lifecycle Short Range Fund - Investment Class Small Cap Growth Fund (formerly Small Cap Fund) - Class A, B, C and R and Investment Class PreservationPlus Income Fund - A and C Shares and Investment Class

Scudder Advisor Funds II, and its series:
         EAFE Equity Index Fund - Premier Class
         U.S. Bond Index Fund - Premier Class
Scudder Advisor Funds III, and its series:
         Money Market Fund - Investment Class
         Lifecycle Long Range Fund (formerly Asset
         Management Fund) - Premier Class,   Investment Class
         PreservationPlus Fund - Investment Class and
         Institutional Class

Scudder Institutional Funds, and its series:
         Cash  Management  Fund  -  Institutional  Class
         Cash Reserves Fund - Institutional Class
         Treasury Money Fund - Institutional Class

         International Equity Fund - Institutional Class I and Institutional Class II
         Equity 500 Index Fund - Premier Class, Investment Class
         Daily Assets Fund - Institutional Class

Scudder Investment Portfolios, and its series:
         U.S. Bond Index Portfolio
         EAFE(R) Equity Index Portfolio
         PreservationPlus Portfolio
         PreservationPlus Income Portfolio

Scudder Cash Management Portfolio
Scudder Treasury Money Portfolio
Scudder International Equity Portfolio
Scudder Equity 500 Index Portfolio

Scudder MG Investments Trust, and its series: International Select Equity Fund Emerging Markets Debt Fund Fixed Income Fund Municipal Bond Fund Short Duration Fund Short-Term Municipal Bond Fund High Income Plus Fund Micro Cap Fund Total Return Bond Fund

Scudder Investments VIT Funds, and its series:
         Equity 500 Index Fund
         EAFE Equity Index Fund
         Small Cap Index Fund
         Nasdaq - 100 Index Fund
         Global Biotechnology Fund
         U.S. Bond Index Fund
         Scudder Real Estate Securities Portfolio
Cash Reserve Fund, Inc. (formerly Deutsche Bank Alex. Brown Cash Reserve Fund, Inc.), and its series:
         Prime Series
         Treasury Series
         Tax-Free Series

Scudder Flag Investors Communications Fund, Inc.
Scudder Flag Investors Value Builder Fund, Inc.
Scudder Flag Investors Equity Partners Fund, Inc.
Scudder RREEF Real Estate Fund, Inc. (closed-end fund)
Scudder RREEF Real Estate Fund II, Inc. (closed-end fund)
Scudder RREEF Securities Trust, and its series:
         RREEF Real Estate Securities Fund
Scudder Investors Funds, Inc., and its series:
         Japanese Equity Fund
         Global Biotechnology Fund

                                    Exhibit A
                           (amended as of May 2, 2004)



                                                       Ordinary Fund Operating
                                                              Expenses
                                                     (as a percentage of average
Fund                                                       daily net assets)
Cash Management Fund Institutional                            0.23%
Cash Reserves Fund Institutional                              0.18%
Treasury Money Fund Institutional                             0.25%
International Equity Fund - Institutional Class I             0.95%
International Equity Fund - Institutional Class II            1.25%
Daily Assets Fund Institutional                               0.07%